Exhibit 12.1

                            CERTIFICATION PURSUANT TO
                SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002




         I, Jonas V. Alsenas, certify that:


         1. I have reviewed this annual report on Form 20-F/A of Prana Biotechnology Limited; and

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.





         Date: March 30, 2005


         /s/Jonas V. Alsenas*
         -------------------
         Jonas V. Alsenas
         Chief Executive Officer




               * The originally executed copy of this Certification will be maintained at the Registrant's offices and will be made available for inspection upon request.